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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-32574, 333-55450, 333-82168, 333-103493, 333-113275, 333-82166 and 333-120888) pertaining to the 1997 Stock Plan and the 1999 Employee Stock Purchase Plan, the 2001 Nonstatutory Stock Option Plan of Symyx Technologies, Inc. and the IntelliChem, Inc. 2003 Stock Option Plan of our reports dated March 3, 2005, with respect to the consolidated financial statements of Symyx Technologies, Inc., Symyx Technologies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Symyx Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
March 3, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM